NOLAN GOLD PROJECT UPDATE

-- MORE HIGH GRADE GOLD UNCOVERED WHILE MINING THE SWEDE CHANNEL --

-- DRILLING IN MARY’S EAST REVEALS ADDITIONAL HIGH GRADE ORE --

JANUARY 04, 2007 - Fairbanks, Alaska – USA - Vancouver, BC – Canada
SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

Silverado Gold Mines Ltd. is pleased to announce that placer mining is over 70% complete in the remaining underground portions of the Swede Channel on its Nolan property. The gold ore mined in this sector is considerably richer than was previously indicated by our limited drilling. The mining crews are working the area remaining from the 2005-2006 mining season and now have in excess of 8,000 loose cubic yards of pay gravel on the surface ore pad. This year’s ore does not contain low grade exploration and development material and will therefore yield a significantly higher grade than last year’s program.

Also, the Mary’s East ore zone has been portalled and entered. Should time permit the completion of mining the Swede zone to surface, then mining will proceed on Mary’s East until the end of the winter mining season. During the spring months, Silverado will begin sluicing the ore pile to remove the high-grade placer gold.

In addition to the good news coming from the Swede Channel project, in-fill placer drilling at the Mary’s East Gold Deposit resulted in the discovery of more gold. Ninety percent (90%) of the drillholes show values greater than 0.01 troy ounces of gold per bank cubic yard ( Toz/bcy ), ranging from 0.03 to 1.72 Toz/bcy ( See Table 1 below ). These placer drill results indicate that the gold rich Mary’s East Deposit contains more gold than previously estimated. The extremely high drill result of 1.72 Toz/bcy was the second highest assay. (2004 drilling hit a 5.76 Toz/bcy assay within the same ore body.)

TABLE 1

ROTARY DRILLHOLE #	INTERSECTION DEPTH FROM SURFACE	SAMPLE WIDTH	TROY OUNCES GOLD PER BANK CUBIC YARD
06MB22	40 - 45 ft	5 ft	0.17
06MB22	45 - 50 ft	5 ft	1.72
06MB23	45 - 50 ft	5 ft	0.13
06MB24	45 - 48 ft	3 ft	0.04
06MB26	30 - 35 ft	5 ft	0.07
06MB26	35 - 40 ft	5 ft	0.77
06MB27	25 - 30 ft	5 ft	0.52
06MB28	30 - 32 ft	2 ft	0.07
06MB29A	18 - 22 ft	4 ft	0.03

Silverado Gold Mines carried out a first phase exploration drilling program on its newly acquired placer claims,

in particular the Top Notch prospect, which is a small portion of its 11 square mile property. A total of nine holes were drilled, of which two yielded values greater than 0.01 Toz/bcy ( See Table 2 Below ). The Top Notch prospect could have a significant open-pit mining potential as the bedrock is shallow in the area. Further drilling in spring 2007 will test for additional economic placer grades. Certainly the very high grade of over 1 Toz/bcy confirms the continuance of high grade placer gold throughout Silverado‘s new property.

TABLE 2

ROTARY DRILLHOLE #	INTERSECTION DEPTH FROM SURFACE	SAMPLE WIDTH	TROY OUNCES GOLD PER BANK CUBIC YARD
06BT02	10 - 15 ft	5 ft	0.02
06BT08	10 - 15 ft	5 ft	1.02

Silverado Gold Mines Ltd. is currently planning its active exploration program for 2007. Placer exploration will focus on the northward and southward extension of the Mary’s East Gold Deposit, Workman’s Bench and the company’s newly acquired adjoining Top Notch placer claims.

We expect to have a productive year. Our testing results indicate several additional years of increased productivity. (Visit us at http://www.silverado.com/nolancreek2006 to view a map of the Nolan Gold Project.)

This press release was prepared by Edward J. Armstrong, Certified Professional Geologist; who is a qualified person as defined under the standards of Canadian National Instrument policy 43-101.

To learn more about Silverado Gold Mines Ltd., visit us online at http://www.silverado.com or contact Bob Dynes, Investor relations, toll free at 1-800-665-4646.

SILVERADO GOLD MINES LTD.
Mailing Address · 505 - 1111 W. Georgia Street · Vancouver, B.C. · V6E 4M3 · CA
(800) 665-4646 or (604) 689-1535 · F: (604) 682-3519 · pr@silverado.com · http://www.silverado.com
Field Address · P.O. Box 83730 · Fairbanks, Alaska. · 99708 · USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.